                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-KA

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

   JANUARY 7, 2000
               Date of Report (Date of earliest event reported)



                          VERAMARK TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


       DELAWARE                      0-13898              16-1192368
(State or other jurisdiction       (Commission         (IRS Employer
of incorporation or organization)   File No.)       Identification No.)



   3750 MONROE AVENUE, PITTSFORD, NEW YORK 14534
             (Address of principal executive offices and zip code)


                                (716) 381-6000
             (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Veramark Technologies, Inc. (NASDAQ: VERA) previously reported in its Form 8-K dated October 20, 1999 that it had entered into a letter of intent to acquire The Angeles Group, Inc. ("TAG"), a supplier of enterprise software solutions addressing the major telemanagement issues faced by large corporations, governmental agencies, utilities, and health care providers.

As reported on its Form 8-K, dated January 7, 2000, the merger of TAG with and into Veramark was consummated. TAG will be operated as a division of Veramark. The transaction was structured as a stock for stock merger with the shareholders of TAG receiving 360,850 shares of Veramark common stock, which represents an aggregate value of approximately $4,059,562, assuming a price per share of Veramark common stock of $11.25. In addition, Veramark assumed and paid debt of TAG totaling approximately $1.1 million and transaction related broker, accounting, and legal fees of approximately $600,000 were paid in cash out of working capital.

      TAG's most significant product, the Quantum Series, is a comprehensive telemanagement software system for large enterprises. The Quantum Series features integrated modules with full capability for call accounting, directory, bill reconciliation, cable management, inventory and PBX intruder alert capabilities. The TAG assets acquired by Veramark in the merger are used in connection with the development, sale and service of enterprise software solutions. Veramark intends to continue to use the assets for such purpose.

     TAG was not affiliated with Veramark, any director or officer of Veramark or any associate of any such director or officer prior to the merger.

     Some of the information included in or incorporated by reference in this Form 8-K may contain forward looking statements which are estimates by the Company's management of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from management's current expectations. The success of integrating TAG and its product line with Veramark's operations, together with the achievement of product development goals and on-going customer support will affect such results.


ITEM 7.   PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


     (b) Supplemental Audited financial statements of Veramark reflecting the business acquired. The financial statements of the acquired company have not been included.


     (c) Exhibits.

                                  SIGNATURES

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          VERAMARK TECHNOLOGIES, INC.

              Dated:  March 16, 2000   By: /S/ DAVID G. MAZZELLA
                               David G. Mazzella
                     President and Chief Executive Officer

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Veramark Technologies, Inc.:



We have audited the accompanying supplemental consolidated balance sheets of Veramark Technologies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1999 and 1998, and the related supplemental consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. The supplemental consolidated financial statements give retroactive effect to the merger of Veramark Technologies, Inc. and The Angeles Group, Inc. on January 7, 2000, which has been accounted for using the pooling-of-interests method as described in the notes to the supplemental consolidated financial statements. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Veramark Technologies, Inc. as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, after giving effect to the merger of Veramark Technolgies, Inc. and The Angeles Group, Inc., as described in the notes to the supplemental consolidated financial statements, in conformity with accounting principles generally accepted in the United States.



Arthur Andersen LLP

Rochester, New York
February 4, 2000

VERAMARK TECHNOLOGIES, INC.

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998

ASSETS                                                               1999                        1998
CURRENT ASSETS:
  Cash and cash equivalents                                  $  2,894,500                $  1,497,125
  Investments                                                   5,137,268                   4,718,694
  Accounts receivable, trade (net of allowance
   for doubtful accounts of $260,000
   and $150,000)                                                3,821,244                   3,197,588
  Inventories                                                     557,123                     579,968
  Prepaid expenses and other current assets                       596,574                     191,831
                                                             ------------                ------------

      Total current assets                                     13,006,709                  10,185,206
                                                             ------------                ------------
PROPERTY AND EQUIPMENT:
  Cost                                                          7,664,867                   6,246,509
  Less accumulated depreciation                                 4,563,669                   4,789,193
                                                             ------------                ------------
      Property and equipment, net                               3,101,198                   1,457,316

Software development costs (net of
 accumulated Amortization of $1,531,720
 and $1,322,254)                                                2,691,807                   3,393,542
Pension assets                                                  1,977,710                   1,873,721
Deposits and other assets                                         511,858                     612,249
                                                             ------------                ------------
      Total other assets                                        5,181,375                   5,879,512
                                                             ------------                ------------
TOTAL ASSETS                                                 $ 21,289,282                $ 17,522,034
                                                             ============                ============

The accompanying notes to the consolidated financial statements are an integral part of these balance sheets.

VERAMARK TECHNOLOGIES, INC.

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                   1999                       1998
CURRENT LIABILITIES:
  Accounts payable                                         $    827,837               $    835,874
  Accrued compensation and related taxes                      2,021,102                    999,191
  Deferred revenue                                            3,515,957                  3,746,319
  Note Payable - current                                            -0-                        -0-
  Restructuring accrual                                             -0-                    166,650
  Capital Lease Obligation - current                             70,106                        -0-
  Other accrued liabilities                                     368,681                    691,640
                                                           ------------               ------------
      Total current liabilities                               6,803,683                  6,439,674

Pension Obligation                                            3,043,771                  2,882,847
Note Payable - long term                                      1,100,000                  1,100,000
Capital Lease Obligation - long term                            110,712                        -0-
                                                           ------------               ------------

      Total liabilities                                      11,058,166                 10,422,521
                                                           ------------               ------------
COMMITMENTS (Note 9)

STOCKHOLDERS' EQUITY:
  Common Stock, par value, $.10; shares
   authorized, 40,000,000; issued 8,143,673
   shares and 7,968,559 shares                                  814,367                    796,856
  Additional paid-in capital                                 20,109,463                 19,098,759
  Accumulated deficit                                       (10,306,957)               (12,582,887)
  Treasury Stock (80,225 and 52,300 shares
   at cost)                                                    (385,757)                  (213,215)
                                                           ------------               ------------

      Total stockholders' equity                             10,231,116                  7,099,513
                                                           ------------               ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 21,289,282               $ 17,522,034
                                                           ============               ============


The accompanying notes to the consolidated financial statements are an integral part of these balance sheets.

VERAMARK TECHNOLOGIES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                            1999                1998               1997
NET SALES                                            $29,396,688         $22,329,113        $16,395,988
COSTS AND OPERATING EXPENSES:                        -----------         -----------        -----------

  Cost of sales                                        3,796,209           3,234,450          3,569,638
  Engineering and software development                 5,942,262           3,644,863          3,398,509
  Selling, general and administrative                 17,209,307          13,612,451         12,080,118
  Other expenses                                               -                   -          2,613,359
                                                     -----------         -----------        -----------

      Total costs and operating expenses              26,947,778          20,491,764         21,661,624
                                                     -----------         -----------        -----------

INCOME (LOSS) FROM OPERATIONS                          2,448,910           1,837,349         (5,265,636)

NET INTEREST INCOME                                       47,883             167,456             87,305
                                                     -----------         -----------        -----------

INCOME (LOSS) BEFORE INCOME TAXES                      2,496,793           2,004,805         (5,178,331)

INCOME TAX PROVISION                                      98,207              15,800              7,800
                                                     -----------         -----------        -----------

NET INCOME (LOSS)                                    $ 2,398,586         $ 1,989,005        $(5,186,131)
                                                     ===========         ===========        ===========

NET INCOME (LOSS) PER COMMON AND COMMON
EQUIVALENT SHARE
       Basic                                         $       .30         $       .25        $      (.67)
                                                     ===========         ===========        ===========
       Diluted                                       $       .27         $       .24        $      (.67)
                                                     ===========         ===========        ===========


WEIGHTED AVERAGE SHARES OUTSTANDING (BASIC)            7,973,183           7,926,646          7,692,210
                                                     ===========         ===========        ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
 (DILUTED)                                             8,800,662           8,272,609          7,692,210
                                                     ===========         ===========        ===========


The accompanying notes to the consolidated financial statements are an integral part of these balance sheets.

VERAMARK TECHNOLOGIES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                            ADDITIONAL                  CUMULATIVE      TOTAL
                                              COMMON STOCK                PAID-IN      ACCUMULATED     TRANSLATION  STOCKHOLDERS'
                                         SHARES         PAR VALUE        CAPITAL       (DEFICIT)        ADJUSTMENT     EQUITY

BALANCE - December 31, 1996             7,295,722       $729,572       $15,755,030    $ (8,767,261)      $(56,396)     $7,660,945

 Sale of Stock                            501,934         50,193         2,429,824               -              -       2,480,017
 Exercise of stock options and
  warrants                                126,750         12,675          571,729                -              -         584,404
 Stock Retirements                        (13,853)        (1,385)         (86,363)               -              -         (87,748)
 Foreign currency translation
   adjustment                                   -              -                 -               -         56,396          56,396
 Net loss                                       -              -                 -      (5,186,131)             -      (5,186,131)
                                        ---------       --------        -----------   -------------      --------     -----------

BALANCE - December 31, 1997             7,910,553       $791,055        $18,670,220   $(13,953,392)      $      -     $ 5,507,883
                                        ---------       --------        -----------   ------------       --------     -----------

 Sale of Stock                             24,700          2,470            140,914              -              -         143,384
 Fair Value of Warrants Issued
  with Debt                                     -              -            175,000              -              -         175,000
 Exercise of stock options and
  warrants                                 26,044          2,605             79,951              -              -          82,556
 Stock Purchase Plan                        9,981            998             49,905              -              -          50,903
 Stock Retirements                         (2,719)          (272)           (17,231)             -              -         (17,503)
 Treasury Stock                           (52,300)             -           (213,215)             -              -        (213,215)
 Shareholder Distributions                      -              -                  -       (618,500)             -        (618,500)
 Net Income                                     -              -                  -      1,989,005              -       1,989,005
                                        ---------       --------        -----------   ------------       --------     -----------

BALANCE - December 31, 1998             7,916,259       $796,856        $18,885,544   $(12,582,887)      $      -     $ 7,099,513
                                        ---------       --------        -----------   ------------       --------     -----------

 Exercise of stock options and
  warrants                                151,898         15,189            888,247              -             -         903,436
 Stock Purchase Plan                       24,099          2,410            134,038              -             -         136,448
 Stock Retirements                           (883)           (88)           (11,581)             -             -         (11,669)
 Treasury Stock                           (27,925)             -           (172,542)             -             -        (172,542)
 Shareholder Distributions                      -              -                  -       (122,656)            -        (122,656)
 Net Income                                     -              -                  -      2,398,586             -       2,398,586
                                        ---------       --------        -----------   ------------      --------     -----------

BALANCE - December 31, 1999             8,063,448       $814,367        $19,723,706   $(10,306,957)     $      -     $10,231,116
                                        =========       ========        ===========   ============      ========     ===========

The accompanying notes to the consolidated financial statements are an integral part of these statements.

VERAMARK TECHNOLOGIES, INC.
SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                              1999                    1998                1997
OPERATING ACTIVITIES:

  Net income (loss)                                                     $2,398,586              $1,989,005         $(5,186,131)
  Adjustments to reconcile net income (loss)                            ----------              ----------         -----------
   to net cash provided by (used in) operating activities:
        Depreciation and amortization                                    1,801,743               1,380,033           1,861,657
        Deferred income taxes                                                    -                       -                   -
        Provision for bad debts                                            107,000                  68,973             129,369
        Provision for inventory obsolescenc                                 73,101                 274,996             166,334
        Loss on disposal of fixed assets                                     4,497                   2,719            301, 919
        Changes in assets and liabilities:
             Accounts receivable                                          (730,656)               (844,812)          1,133,123
             Inventories                                                   (50,256)                309,833             556,677
             Prepaid expenses and other current assets                    (404,743)               (147,993)             40,002
             License fees and purchased software                                 -                 (30,405)             (1,858)
             Deposits and other assets                                     (30,888)             (1,026,649)            154,329
             Accounts payable                                               (8,037)                (66,474)           (438,477)
             Accrued compensation and related taxes                      1,021,911                 519,302            (525,266)
             Restructuring accrual                                        (166,650)                (79,816)            246,466
              Deferred Revenue                                            (230,362)                474,427             637,310
             OTHER ACCRUED LIABILITIES                                    (322,959)                459,288             (84,073)
                                                                        ----------              ----------         -----------
             Net adjustments                                             1,063,701               1,293,422           4,177,512
                                                                        ----------              ----------         -----------
        Net cash provided by (used in) operating activities              3,462,287               3,282,427          (1,008,619)
                                                                        ----------              ----------         -----------
INVESTING ACTIVITY:
  Investments                                                             (418,574)             (2,362,913)         (2,105,601)
  Additions to property and equipment                                   (2,128,008)               (790,700)           (448,201)
  Software development costs                                              (393,907)             (1,269,019)         (1,323,846)
                                                                        ----------              ----------         -----------
       Net cash used in investing activities                            (2,940,489)             (4,422,632)         (3,877,648)
                                                                        ----------              ----------         -----------
FINANCING ACTIVITIES:
  Increase in Note Payable                                                       -               1,100,000                   -
  Payments on Capital Lease Obligations                                    (18,364)                      -                   -
  Increase in Pension Obligation                                           160,924                 899,499             662,666
  Distributions to Shareholders                                           (122,656)               (618,500)                  -
  Proceeds from sale of stock                                                    -                 143,384           2,480,017
  Increase (Decrease) in Short-term Borrowings                                   -                (100,000)             10,000
  Exercise of Stock Options and Warrants                                   891,767                  65,053             496,656
  Warrants issued as part of Debt                                                -                 175,000                   -
  Employee Stock Purchase Plan                                             136,448                  50,903                   -
  Repayment of Shareholder Loan                                                  -                       -             305,000
  Treasury Stock Purchases                                                (172,542)               (213,215)                  -
                                                                        ----------              ----------         -----------
       Net cash provided by financing activities                           875,577               1,502,124           3,954,339
                                                                        ----------              ----------         -----------
NET INCREASE (DECREASE) IN CASH AND CASH  EQUIVALENTS                    1,397,375                 361,919            (931,928)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                             1,497,125               1,135,206           2,067,134
                                                                        ----------              ----------         -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                  $2,894,500              $1,497,125          $1,135,206
                                                                        ==========              ==========         ===========




THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.

VERAMARK TECHNOLOGIES, INC. AND THE ANGELES GROUP


NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    THE ACCOMPANYING SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS include the accounts of Veramark Technologies, Inc. (the Company), The Angeles Group Division, reflecting the Company's acquisition of The Angeles Group effective January 7, 2000 under the pooling of interest method, and its wholly-owned subsidiaries, Votan Corporation, MOSCOM Limited and Global Billing Services Limited (companies incorporated in England) and MOSCOM GmbH (a company incorporated in Germany). During 1997 the Company closed its wholly owned subsidiaries as discussed in Note 12. All significant inter-company accounts and transactions have been eliminated. The Company designs and manufactures telecommunication management systems and telephone company billing systems for users and providers of telecommunication services in the global market.

    On January 7, 2000, Veramark Technologies, Inc. issued 360,850 shares of common stock in exchange for all of the outstanding shares of The Angeles Group, Inc. This business combination will be accounted for as poolings-of-interests, and accordingly, the historical financial statements of the Company have been restated on a supplemental basis to include the consolidated financial statements of Veramark Technologies, Inc. and The Angeles Group, Inc. for all periods presented.

    The supplemental consolidated financial statements have been prepared to give retroactive effect to the business combination with The Angeles Group, Inc. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling-of-interest method in financial statements that do not include the date of consummation. The accompanying supplemental consolidated financial statements do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

    ESTIMATES - The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The consolidated financial statements include management's best estimates of the net realizable value of software development costs. Accordingly, the Company periodically records adjustments to write down the carrying value of software development costs to their net realizable value. The amounts the Company will ultimately realize could differ materially from the carrying value of the software development costs. (see Note 12).

    FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards (SFAS) No. 107 "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. The carrying amount of cash and cash equivalents, investments, accounts receivable and accounts payable reflect fair value due to their short-term nature.

    CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

    INVESTMENTS - The Company carries its investments in accordance with SFAS No. 115, "Investments in Certain Debt and Equity Securities." As of December 31, 1999, and 1998, the Company has deemed its portfolio to consist of available for sale securities. At December 31, 1999 and 1998 the carrying value of investments approximated market.

    Investments at December 31, 1999 and 1998 consisted of the following:

                                       1999            1998
Commercial Paper                 $  550,000      $3,389,479
Certificates of Deposit             483,541         914,015
US Government Securities            662,267         473,621
Bond Funds                        3,991,460       1,201,665
Money Market Funds                1,979,695         155,257
                                 ----------      ----------
                                 $7,666,963      $6,134,037
                                 ==========      ==========

    The contractual maturities of the Company's investments as of December 31, 1999 are as follows:

Due within one year                          $3,705,602
Due within one to two years                   1,807,885
Due within two to three years                   995,255
Due within three to four years                1,100,506
Due within four to six years                     57,715
                                             ----------
                                             $7,666,963
                                             ==========



    CONCENTRATIONS OF CREDIT RISK - Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of investments and accounts receivable. The Company places its investments ($7,666,963 and $6,134,037 as of December 31, 1999 and 1998, respectively)
    with quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

    The Company's customers are not concentrated in any specific geographic region, but are concentrated in the telecommunications industry. As of December 31, 1999 and 1998, one customer in this industry accounted for approximately $1,100,834 and $996,209 respectively, of the total accounts receivable balance. The Company performs ongoing credit evaluations of its customers' financial conditions but does not require collateral to support customer receivables. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

    INVENTORIES are stated at the lower of cost (first-in, first-out) or market. The Company evaluates the net realizable value of inventory on hand considering deterioration, obsolescence, replacement costs and other pertinent factors, and records adjustments as necessary.

    PROPERTY AND EQUIPMENT  is  recorded  at  cost  and depreciated on either a
    straight-line  basis  or  double  declining  method  basis   utilizing  the
    following useful lives:

           Computer hardware and software      3-5 years
           Machinery and equipment             4-7 years
           Furniture and fixtures             5-10 years
           Leasehold improvements          Term of lease

    All maintenance and repair costs are charged to operations as incurred.

    LONG-LIVED ASSETS AND INTANGIBLES - In January 1996, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable on an undiscounted cash flow basis. The statement also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair values less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the financial statements. In 1997 the Company wrote off certain amounts of capitalized software as discussed in Note 12. The Company did not record any impairments in 1998 or 1999.

     SOFTWARE DEVELOPMENT COSTS meeting recoverability tests are capitalized, and amortized on a product-by-product basis over their economic life, ranging from three to five years, or the ratio of current revenues to current and anticipated revenues from such software, whichever provides the greater amortization.

    REVENUE RECOGNITION - The Company recognizes revenue from product sales upon shipment to the customer. Revenues from maintenance and extended warranty agreements are recognized ratably over the term of the agreements. The Company recognizes revenue from previously deferred billings for services, which have not been, and are not expected to be utilized by customers, based on historical experience. The Company also enters into license agreements for certain of its software products. These revenues are recognized in accordance with the provisions of Statement of Position
    (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP 98-4.

    INCOME TAXES are provided on the income earned in the financial statements. Deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Tax credits are recognized as a reduction to income taxes in the year the credits are earned. The Angeles Group was treated as an S-Corporation for federal income tax purposes.

    SHAREHOLDER DISTRIBUTIONS - During 1999 and 1998, the Company paid distributions to its TAG Division shareholders in the amount of $122,656 and $618,500, respectively.

    NET INCOME (OR LOSS) PER COMMON SHARE is computed in accordance with the provisions of SFAS No. 128, "Earnings Per Share." Basic EPS is computed by dividing reported earnings available to common stockholders by weighted average shares outstanding. No dilution for common share equivalents is included. Diluted EPS is computed on a similar basis to the previously calculated fully diluted EPS. The Company was required to adopt SFAS No. 128 retroactively for periods ending after December 15, 1997. Included in diluted earnings per share in 1998 and 1999 are 345,963 and 827,479, respectively, which represents the dilutive effect of stock options and warrants issued. There is no dilutive effect of stock options and warrants in 1997 as the effect would be anti-dilutive.

    RECLASSIFICATIONS - Certain prior year balances have been reclassified to conform with current year presentation.

    STOCK-BASED COMPENSATION - In October 1995, SFAS No. 123. "Accounting for Stock-Based Compensation" was issued which sets forth a fair value method of recognizing stock-based compensation expense. The Company continues to measure compensation for such plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and will disclose the additional information relative to issued stock options and pro forma net income and earnings per share, as if the options granted were expensed at their estimated fair value at the time of grant.

2.  INVENTORIES

    The major classifications of inventories as of December 31, 1999 and 1998 are:

                                             1999             1998
Purchased parts and components           $423,460         $340,350
Work in process                            94,991          116,228
Finished goods                             38,672          123,390
                                         --------         --------
                                         $557,123         $579,968
                                         ========         ========

    3. PROPERTY AND EQUIPMENT

    The major classifications of property and equipment as of December 31, 1999 and 1998 are:

                                             1999               1998
Machinery and equipment                $1,241,036         $1,377,179
Computer hardware and software          3,679,595          3,243,721
Furniture and fixtures                  1,376,024          1,277,834
Leasehold improvements                  1,368,212            347,775
                                       ----------         ----------
                                       $7,664,867         $6,246,509
                                       ==========         ==========

    Depreciation expense was approximately $677,000, $366,000 and $386,000 for the years ended December 31, 1999, 1998 and 1997, respectively. During 1999 the Company wrote off fully depreciated assets totaling approximately $908,000.

    4. ENGINEERING AND SOFTWARE DEVELOPMENT EXPENDITURES

    Engineering and software development expenditures incurred during the years ended December 31, 1999, 1998 and 1997 were recorded as follows:

                                                    1999             1998             1997
Engineering and software development
 expense included in the consolidated
 statements of operations                   $  5,942,262     $  3,644,863     $  3,398,509
Amounts capitalized and included in
 the consolidated balance sheets                 393,907        1,269,019        1,323,846
                                            ------------     ------------     ------------
Total expenditures for engineering
 and software development                   $  6,336,169     $  4,913,882     $  4,722,355
                                            ============     ============     ============

    Additionally,  the  Company  recorded  amortization  of capitalized
    software   development   costs   of  approximately  $1,096,000,
    $984,000, and $1,361,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Such amortization is included in cost of sales in the consolidated statements of operations.

    5.    BENEFIT PLANS

    The Company sponsors an employee incentive  savings  plan under section 401(k) for all eligible employees. The Company's contributions to the plan are discretionary and totaled $100,000 in 1999 and $50,000 in 1998. There were no contributions in 1997.

    The Company also sponsors an unfunded Supplemental Executive Retirement Program, which is a nonqualified plan that provides certain key employees defined pension benefits. Periodic pension expense for the years ended December 31, 1999, 1998 and 1997 consists of the following:

                                                    1999            1998            1997
Service cost                                    $307,637        $279,957        $123,231

Interest cost                                    173,356         120,933          92,448

Net amortization and deferral                     86,883          49,444          36,965
                                                --------        --------        --------
Pension expense                                 $567,876        $450,334        $252,644
                                                ========        ========        ========

    A reconciliation of the pension plan's funded status with
    amounts  recognized   in  the  Company's  balance  sheets
    follows:

                                                                    1999                1998
Actuarial present value of accumulated
  benefit obligation                                        $  3,043,771        $  2,882,847
                                                            ============        ============
Actuarial present value of projected benefit
  Obligation                                                $  3,043,771        $  2,882,847
Plan assets                                                            -                   -
                                                            ------------        ------------
Projected benefit obligation in excess of
  plan assets                                                  3,043,771           2,882,847
Prior service cost not yet recognized in
  net periodic pension cost                                   (1,000,538)         (1,087,422)
Additional minimum liability                                   1,000,538           1,087,422
                                                            ------------        ------------
Accrued pension expense                                     $  3,043,771        $  2,882,847
                                                            ============        ============

    Included   in  the  pension   asset   caption   in   the
    consolidated balance sheets as of December 31, 1999 and 1998 is an intangible asset of $1,000,538 and $1,087,422, respectively, related to the minimum liability adjustment for the unfunded accumulated benefit obligation.

    The discount  rate  and  rate  of increase in future
    compensation   levels   used   in  determining   the
    actuarial present value of the projected benefit obligation were 7% and 3% respectively.

    The Company maintains life insurance covering the lives of certain key employees covered under its Supplemental Executive Retirement Program with the
    Company named as beneficiary. The Company intends to use death benefits as well as loans against the accumulating cash surrender value of the policies to fund the pension obligation.

6.     STOCKHOLDERS' EQUITY

    During 1997, the Company entered into a private equity line of credit agreement with a single institutional investor. Under the equity line for a period of two years, the Company has the right to sell to the investor shares of the Company's common stock at a price equal to 88% of the average bid price of the stock for the subsequent ten trading days. During the two year period the Company may sell up to $6 million of common stock to the investor with no more
    than $500,000 in any single  month.   There  were no
    shares of common stock sold to this investor during 1999. During 1998, the Company sold 24,700 shares of common stock to this investor realizing net proceeds of $143,384. During 1997, the Company sold 501,934 shares of common stock to this investor realizing net proceeds of $2,480,017. During 1998 the expiration date of this agreement was extended from June 2, 1998 to August 30, 2000.

    The  Company  has  reserved 650,000  shares  of  its
    common  stock  for issuance  under  its  1993  Stock
    Option Plan, the  successor  plan  to the 1983 Stock
    Option  Plan.   The  Company's  Board  of  Directors
    approved  a  1998 Stock Option Plan on December  15,
    1997 covering up to 2,500,000 shares of common stock
    and on that date granted options to purchase 755,000
    shares, subject  to  shareholder approval, which was
    obtained  in  May, 1998.   Both  plans  provide  for
    options  which may  be  issued  as  nonqualified  or
    qualified  incentive  stock  options.   All  options
    granted  are  exercisable in increments of 20 -  25%
    per year beginning  one year from the date of grant.
    All options granted to employees have a ten year term.

    The    Company    accounts   for   its   stock-based
    compensation  plans   under   APB  Opinion  No.  25.
    Accordingly,   compensation   expense    has    been
    recognized only to the extent the exercise price was
    below  the  fair  market  value  at  the time of the
    grant.   Had  compensation  cost  for the  Company's
    stock-based compensation plans been determined based on the fair value at the grant dates for awards consistent with the method of SFAS No. 123, the Company's net income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                   1999              1998            1997

Net income (loss)                    As reported             $2,398,586        $1,989,005     $(5,186,131)
                                     Pro forma               $1,855,680        $1,359,147     $(5,594,350)

Net income (loss) per common share   As reported
                                      Basic                        $.30              $.25           $(.67)
                                      Diluted                      $.27              $.24           $(.67)

                                     Pro forma
                                      Basic                        $.23              $.17           $(.73)
                                      Diluted                      $.21              $.16           $(.73)

    Compensation  expense recognized in the statement of
    operations for  the  year  ended  December 31, 1999,
    1998 and 1997 was approximately $355,638,  $215,991,
    and  $-0-  respectively,  for  options issued at  an
    exercised price below fair market values at the time
    of the grant.  The SFAS No. 123 method of accounting
    has  not been applied to options  granted  prior  to
    January   1,   1995,  so  the  resulting  pro  forma
    compensation cost may not be representative of that to be expected in future years.

    For purposes of the disclosure above, the fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighed-average assumptions used for grants in 1999, 1998, and 1997.

                                         1999               1998               1997

Dividend yield                           .00%               .00%               .00%
Expected volatility                    64.47%             59.00%             58.86%
Risk-free interest rate                 4.58%              5.61%              6.79%
Expected life                         7 years            7 years            7 years

A summary of stock option and warrant transactions for the years ended December 31, 1999, 1998 and 1997 is shown below:

                                                  1999                        1998                        1997


OPTIONS                               SHARES        WEIGHTED          SHARES      WEIGHTED           SHARES       WEIGHTED
                                                    AVERAGE                       AVERAGE                         AVERAGE
                                                     PRICE                        PRICE                            PRICE
Shares under option, beginning of
 year                                 1,715,475      $4.16            655,746       $2.40            231,489       $5.53

  Options granted                       536,537       6.55          1,163,720        5.15            797,246        3.00

  Options exercised                     (47,517)      3.14            (22,450)       2.31            (68,128)       3.64

  Options terminated                    (22,975)      5.43            (81,541)       4.61           (304,861)       6.06
                                      ---------      -----          ---------       -----           --------       -----
Shares under option, end of year      2,181,520       4.76          1,715,475        4.16            655,746        2.40
                                      =========      =====          =========       =====           ========       =====

Shares exercisable                      656,556      $4.15            379,146       $4.11             46,292       $3.01
                                      =========      =====          =========       =====           ========       =====
Weighted average fair value of
 options granted                          $4.35                         $3.33                          $3.53
                                      =========                     =========                       ========

WARRANTS
Warrants outstanding, beginning
 of year                                196,672      $7.20            194,770       $7.12             92,799       $6.21
Warrants granted                          5,289       6.38             10,850       11.25            165,412        6.49
Warrants exercised                     (104,381)      6.92             (3,594)       4.87            (58,622)       4.69
Warrants expired                         (8,685)      5.76             (5,354)       5.37             (4,819)       6.80
                                       --------      -----            -------       -----            -------       -----
Warrants outstanding, end of year        88,895      $7.68            196,672       $7.20            194,770       $7.12
                                       ========                       =======       =====            =======

    7. SALES INFORMATION

    Sales to one customer were approximately $16,287,000 or 55% of the Company's total sales in 1999. Sales to this same customer were approximately $11,763,000 or 53% of the Company's total sales in 1998 and approximately $6,748,000 or 41% of the Company's total sales in 1997.

    Export sales to unaffiliated customers, primarily in
    Europe   and   South   America   were  approximately
    $5,219,000, $3,435,000, and $3,290,000 in 1999, 1998
    and 1997, respectively.

    In accordance with SFAS No. 131 related  to  segment
    reporting,   the  Company  has  determined  that  it
    operates in one segment.

8.  INCOME TAXES

    The components of the income (loss) before income taxes for the years ended December 31, 1999, 1998 and 1997 is presented below:

                                                     1999               1998               1997
Domestic (loss) income                         $2,789,452         $1,034,427       $(4,214,949)
Foreign loss                                            -                  -          (815,558)
                                               ----------         ----------       -----------
                                               $2,789,452         $1,034,427       $(5,030,507)
                                               ==========         ==========       ===========


    The income tax provision (benefit) includes the following:

                                            1999               1998               1997
Current income tax payable
(refundable):
  Federal                                $ 80,908            $ 12,775        $         -
  State                                    17,299               3,025             10,025
  Foreign                                       -                   -                  -
                                         --------            --------        -----------
                                         $ 98,207            $ 15,800        $    10,025
                                         --------            --------        -----------
Deferred income tax:
  Federal                                 510,123             236,281         (1,483,659)
  State                                    48,660              93,738            (97,872)
  Foreign                                       -                   -                  -
  Increase (decrease) in valuation       (558,783)           (330,019)         1,579,306
   allowance                             --------            --------        -----------
                                                -                   -             (2,225)
                                         --------            --------        -----------
                                         $ 98,207            $ 15,800        $     7,800
                                         ========            ========        ===========


    The income tax (benefit)  provision differs
    from  those  computed  using the  statutory
    federal  tax  rate  of  34%,   due  to  the
    following:

                                                1999              1998                 1997
Tax at statutory federal rate               $948,414          $351,705          $(1,710,372)
US tax effect of foreign losses             (312,024)                -              302,572
State taxes, net of federal tax benefit        4,857            64,136             (107,671)
Utilization of tax credits                         -           (31,977)                   -
(Decrease) increase in valuation
 allowance                                  (558,783)         (354,118)           1,528,621
Other                                         15,743           (13,946)              (5,350)
                                            --------          --------          -----------
                                            $ 98,207          $ 15,800          $     7,800
                                            ========          ========          ===========

    The deferred income tax asset (liability) recorded in the consolidated balance sheets results from differences between financial statement and tax reporting of income and deductions. A summary of the composition of the deferred income tax asset (liability) follows:

                                      1999             1998
                                  DOMESTIC         DOMESTIC

General business credits          $1,055,314      $   944,253
Net operating losses               1,305,396        2,537,748
Deferred compensation                956,317          694,091
Alternative minimum tax credits      329,273          256,755
Inventory                            165,173          157,079
Accounts receivable                   35,457           40,805
Capitalized software              (1,004,616)      (1,258,848)
Fixed assets                         (65,687)         (54,634)
Restructuring                        205,314          204,071
Other                                 46,264           65,668
                                  ----------      -----------
                                   3,028,205        3,586,988
Valuation allowance               (3,028,205)      (3,586,988)
                                  ----------      -----------

Deferred asset (liability)        $        -      $         -
                                  ==========      ===========

The Company has $3,613,311 of federal net operating loss carryforwards available as of December 31, 1999, of that total, $782,000 is limited
to  a  utilization of approximately $100,000       annually.        The
carryforwards   expire  in  varying amounts in 1999 through  2012.  The
valuation allowance has decreased by $558,783 during the year ended December 31, 1999.

As of December 31, 1999, the Company had approximately $909,000 of net operating loss carryforwards available to offset future earnings of MOSCOM Limited, and approximately $1,594,000 of net operating loss carryforwards to offset future earnings of MOSCOM
GmbH.    These   subsidiaries  were closed in 1997.

The Company's tax credit carryforwards as of December 31, 1998 are as follows:

DESCRIPTION                                                             AMOUNT               EXPIRATION DATES
General business credits                                            $   990,052                    1999 - 2019

New York State investment tax credits                               $    65,262                    2001 - 2014

Alternative minimum tax credits                                     $   329,273             No expiration date

Cash paid (received) for income taxes during the years ended December 31, 1999,
1998 and 1997 totaled   $11,705,   $(87,018)   and   $-0-, respectively.


9.  COMMITMENTS

    OPERATING LEASE OBLIGATIONS  -  The  Company
    leases   current  manufacturing  and  office
    facilities   and   certain  equipment  under
    operating leases, and  capital leases, which
    expire at various dates  through  2005.  The
    facility   leases   provide   for  extension
    privileges.    Rent   expense   under    all
    operating  leases  (exclusive of real estate
    taxes and other expenses  payable  under the
    leases) was $453,000, $534,000, and $830,000
    for the years ended December 31, 1999,  1998
    and 1997, respectively.

    Minimum lease payments as of December 31, 1999 under operating leases are as follows:

YEAR ENDING DECEMBER 31,                          CAPITAL LEASES            OPERATING LEASES                 TOTAL
          2000                                       $  89,297                $  627,257                  $  716,554
          2001                                          69,993                   541,452                     611,445
          2002                                          32,973                   197,241                     230,214
          2003                                          19,370                   197,241                     216,611
          2004                                           8,071                    33,741                      41,812
          Thereafter                                         -                     1,796                       1,796
                                                     ---------                ----------                  ----------
                                                     $ 219,704                $1,598,728                  $1,818,432

Less:  Amounts representing interest                   (38,886)
Present Value of Minimum
Capital lease payments                                 180,818
Less:  Current Portion                                 (70,106)
                                                     ---------
                                                     $ 110,712
                                                     =========

    Legal Matters - The Company is subject to litigation from time to time in the ordinary course of business.
    Although the amount of any liability with respect to such litigation cannot be determined, in the opinion of management, such liability will not have a material adverse effect on the Company's financial condition or results of operations.


10.      LONG-TERM DEBT


    In November 1998, the TAG Division of the Company entered into a note payable in the amount of $1,100,000. Interest is payable monthly at the rate of thirteen percent per annum, through December 1, 2003, at which time the principal balance is due. The note is secured
    by   substantially  all  the  assets  and  intellectual
    property of the company.


    In connection with the note, the Company granted warrants to the lender to purchase up to four and a half percent of the common stock of the Company as set forth in the agreement. The Company has determined the fair value of the warrants to be $175,000 and has capitalized this amount in other assets. This amount will be amortized as interest expense over the term of the note.


    Subsequent   to  year  end  in  connection   with   the
    acquisition, the note payable was repaid.

11.    LINES OF CREDIT


    The  Company  maintains   a   secured  line  of  credit
    agreement  with  a  major commercial  bank  for  up  to
    $3,000,000, all of which  is  available  as of December
    31,  1999.   The  Company  also  maintains  a  separate
    $7,000,000  three  year  acquisition  revolving  credit
    agreement  with  the  same  bank.   There  have been no
    borrowings against either agreement as of December 31, 1999.


12. OTHER EXPENSES


THE  COMPANY  RECORDED  A  1997  CHARGE AGAINST EARNINGS OF
    $2,613,359 CONSISTING OF THE FOLLOWING:

    Restructuring Charges            $  854,444

    Accelerated Retirement Benefits     509,576

    Other Non-Recurring Charges       1,249,339
                                     ----------
                                     $2,613,359
                                     ==========

    The restructuring charges were attributable to the closing of the Company's European subsidiaries and its Votan subsidiary located in California, all of which had been operating unprofitably. These closings were part of a
    restructuring   plan   developed   by   the   Company's
    management and approved by its Board of Directors during May 1997. The plan allowed the Company to focus its attentions and resources on its core businesses and
    profitable    markets,   while   at   the   same   time
    significantly reducing  operating expenses.  The charge
    of $854,444 consists of lease termination charges, currency translation losses, the disposal of certain fixed assets, and severance and accrued compensation
    payments to effected employees.   In  total, employment
    was  reduced  by  28  employees  as  a  result  of  the
    restructuring    of    these    subsidiaries.      This
    restructuring met the criteria set forth in Emerging Issues Task Force Issue ("EITF") 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)."

    The  charge  of  $509,576  for  accelerated  retirement
    benefits  relate  to  the  retirement  of the Company's
    former  President and CEO, Albert J. Montevecchio,  who
    submitted a proposal for his retirement to the Board of
    Directors   on  May  21.   This  charge  represents  an
    acceleration of charges that normally would have been accrued by the Company over the next four years had Mr.
    Montevecchio remained with the Company to age 65 as assumed by his employment agreement with the Company.

    The  other non-recurring charges of $1,249,339  consist
    of a variety  of  items  including  $276,712  of  costs
    incurred in connection with the withdrawn Votan initial
    public  offering, the write-off accounts receivable  of
    $492,500,   the   write-off   of  capitalized  software
    associated  with  the  Votan  voice   technologies   of
    $470,876  and miscellaneous expenses of $9,251.  During
    the  third  quarter   of  1999  the  Company  recovered
    $166,650   previously   charged   against   income   in
    connection with the termination of a facilities lease held by a former subsidiary. This recovery completes the accounting for the restructuring accrual recorded in 1997.


13. STOCKHOLDERS' RIGHTS PLAN

    In December 1997, the Company adopted a stockholder rights plan. The plan is intended to protect shareholders from unfair or coercive takeover practices. In accordance with the plan, the Board of Directors declared a dividend distribution of one common stock purchase right for each share of common stock payable January 9, 1998 to holders of record of common stock issued and outstanding at the close of business on that date. Upon the occurrence of certain trigger events that may be related to an unfriendly attempt to purchase a controlling interest in the Company, the Board of Directors may permit each rights holder to purchase from the Company shares of common stock for one-half market value. The rights will not be detachable or exercisable until certain events occur. The Board of Directors may elect to terminate the rights at any time.

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